AMENDMENT NO. 1 TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                          CUNA Mutual Insurance Society

      THlS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator") and CUNA Mutual Insurance Society (the "Company").

      WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 31, 2008, as may be amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the
 Agreement;

      WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new variable life or variable annuity insurance contracts covered by the Agreement.

      NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of September 10, 2008.

                                            FRANKLIN TEMPLETON SERVICES, LLC


                                            By:    /s/ Thomas Resner
                                                   ----------------------
                                            Name:  Thomas Resner
                                            Title: Vice President

                                            CUNA MUTUAL INSURANCE SOCIETY

                                            By:    /s/ Steven R. Suleski
                                                   ----------------------
                                            Name:  Steven R. Suleski
                                            Title: Vice President

                                   SCHEDULE B

                         ADMINISTRATIVE EXPENSE PAYMENT
                         ------------------------------

      The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

-------------------------------------------------------------------------------------------------------------------------
#    COMPANY             PRODUCT NAME/                   FUNDS OF THE TRUST                                   DATE OF
                       SECURITIES ACT NO.                                                       FEE         BEGINNING OF
                                                                                                RATE         PERIOD FOR
                                                                                                           COMPUTATION OF
                                                                                                                FEE
-------------------------------------------------------------------------------------------------------------------------
 1.   CUNA Mutual     CUNA Mutual                   Class 4 Shares:                             0.10%         05/01/08
      Insurance       Group Variable                Franklin Income Securities Fund
      Society         Annuity Account               Franklin High Income Securities Fund
                      (not registered)              Mutual Discovery Securities Fund
                                                    ---------------------------------------------------------------------
                                                    Class 1 Shares:                             0.10%         10/01/08
                                                    Franklin High Income Securities Fund
                                                    Franklin Income Securities Fund
                                                    Franklin Small Cap Value Securities
                                                    Fund Templeton Developing Markets
                                                    Securities Fund Templeton Global
                                                    Income Securities Fund
                                                    ---------------------------------------------------------------------
                                                    Class 2 Shares                              0.10%         10/01/08
                                                    Franklin High Income Securities Fund
                                                    Franklin Income Securities Fund
                                                    Franklin Small Cap Value Securities
                                                    Fund Mutual Shares Securities Fund
                                                    Templeton Global Income Securities
                                                    Fund
-------------------------------------------------------------------------------------------------------------------------
 2.   CUNA Mutual     MEMBERS                       Class 4 Shares:                             0.10%         05/01/08
      Insurance       Variable Annuity I            Franklin Income Securities Fund
      Society         333-148421                    Franklin High Income Securities Fund
                                                    Mutual Discovery Securities Fund
-------------------------------------------------------------------------------------------------------------------------
 3.   CUNA Mutual     MEMBERS Variable              Class 4 Shares:                             0.10%         05/01/08
      Insurance       Annuity II                    Franklin Income Securities Fund
      Society         333-148423                    Franklin High Income Securities Fund
                                                    Mutual Discovery Securities Fund
-------------------------------------------------------------------------------------------------------------------------
 4.   CUNA Mutual     MEMBERS                       Class 4 Shares:                             0.10%         05/01/08
      Insurance       Choice VA                     Franklin Income Securities Fund
      Society         333-148422                    Franklin High Income Securities Fund
                                                    Mutual Discovery Securities Fund
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
#    COMPANY             PRODUCT NAME/                   FUNDS OF THE TRUST                                   DATE OF
                       SECURITIES ACT NO.                                                       FEE         BEGINNING OF
                                                                                                RATE         PERIOD FOR
                                                                                                           COMPUTATION OF
                                                                                                                FEE
-------------------------------------------------------------------------------------------------------------------------
 5.   CUNA Mutual     MEMBERS                       Class 4 Shares:                             0.10%         05/01/08
      Insurance       Variable Annuity              Franklin Income Securities Fund
      Society         III                           Franklin High Income Securities Fund
                      333-148426                    Mutual Discovery  Securities Fund
-------------------------------------------------------------------------------------------------------------------------